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                                       EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANT
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We consent to the incorporation by reference in this registration statement of KV Pharmaceutical Company on Form S-8 of our report dated June 28, 1995, on our audits of the consolidated financial statements and financial statement schedules of KV Pharmaceutical Company as of March 31, 1995 and 1994, and for the years ended March 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K.





                                         COOPERS & LYBRAND L.L.P.



St. Louis, Missouri
January 12, 1996